Exhibit 10.1

Execution Version

AGREEMENT

This Agreement dated January 20, 2010 (this “Agreement”), is by and among the persons and entities listed on Schedule A (collectively, the “Icahn Group”, and individually a “member” of the Icahn Group) and Take-Two Interactive Software, Inc. (the “Company”).  In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Board Nomination.  The Company agrees:

(a)           to include Brett Icahn, James Nelson and SungHwan Cho or their respective Replacements (as hereinafter defined) (each, an “Icahn Suggested Nominee”, and collectively, the “Icahn Suggested Nominees”) in its slate of nominees for election as directors of the Company at the Company’s 2010 annual meeting of stockholders (the “2010 Annual Meeting”);

(b)           that to the extent any of Brett Icahn, James Nelson or SungHwan Cho (or their respective Replacements) is unable to serve as a nominee for election as director or to serve as a director, for any reason, the Icahn Group shall have the right to submit the name of a replacement (the “Replacement”) to the Company for its approval (such determination to be made in the sole discretion of the Company acting in good faith) and who shall serve as the nominee for election as director or serve as director.  If the proposed Replacement is not approved by the Company, the Icahn Group shall have the right to submit another proposed Replacement to the Company for its approval (such determination to be made in the sole discretion of the Company acting in good faith).  The Icahn Group shall have the right to continue submitting the name of a proposed Replacement to the Company for its approval until the Company approves that such Replacement may serve as a nominee for election as director or to serve as a director whereupon such person is appointed as the Replacement;

(c)           its slate of nominees for election as directors of the Company at the 2010 Annual Meeting shall not include Ben Feder, Grover C. Brown and John F. Levy; and

(d)           to use commercially reasonable efforts to cause the election of the Icahn Suggested Nominees to the Company’s board of directors (the “Board”) at the 2010 Annual Meeting (including recommending that the Company’s stockholders vote in favor of the election of the Icahn Suggested Nominees and otherwise supporting them for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate).

2.                                       Board Resignation.

(a)           If, at anytime after the date hereof, the Icahn Group, together with all Affiliates (as hereinafter defined) of the members of the Icahn Group, ceases collectively to beneficially own (as defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), net of Short Interests (as defined below), at least 4,159,359 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) (which beneficial ownership shall include the right to vote at least 4,159,359 shares of Common Stock) (the “Ownership Threshold”), the Icahn Group shall cause each of the Icahn Suggested Nominees to promptly tender his resignation from the Board and any committee of the Board on which he then sits.  In furtherance of this Section 2, each Icahn Suggested Nominee, upon his appointment to the Board, shall execute an irrevocable resignation as director in the form attached hereto as Exhibit A.  “Short Interests” shall mean any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by a member of the Icahn Group or an Affiliate of a member of the Icahn Group, the purpose or effect of which is to short shares of Common Stock.

(b)           The Icahn Group hereby agrees to provide prompt written notice to the Company if together with its Affiliates, its beneficial ownership of Common Stock, net of Short Interests, no longer meets or exceeds the Ownership Threshold.

3.                                       Proxy Contest and Other Matters.

(a)           So long as the Company has complied and is complying with its obligations set forth in this Agreement, including those obligations set forth in Section 1 hereto, no member of the Icahn Group shall, and each member of the Icahn Group shall cause each Affiliate or Associate (as such terms are hereinafter defined) of any such members (such Affiliates and Associates, collectively and individually, the “Icahn Affiliates”) not to, (i) become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in or actively assist any third party in any “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 promulgated under the Exchange Act) for use at the 2010 Annual Meeting, (ii) encourage, advise or influence any other person or assist any third party in so encouraging, assisting or influencing any person with respect to the giving or withholding of any proxy vote at the 2010 Annual Meeting in opposition to the Company’s slate of nominees for election as directors of the Company, (iii) present any proposal for consideration at the 2010 Annual Meeting or (iv) grant any proxy with respect to the 2010 Annual Meeting (other than to the named proxies included in the Company’s proxy card for the 2010 Annual Meeting, which shall include the Icahn Suggested Nominees and no more than five other nominees) or deposit any of the Common Stock held by the Icahn Group or the Icahn Affiliates in a voting trust or subject them to a voting agreement or other arrangement of similar effect with respect to the 2010 Annual Meeting.  For purposes of this Agreement: the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, provided that neither the term Affiliate nor Associate shall include any person that is a publicly held company or whom is an officer or director of such publicly held company; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(b)           So long as the Company has complied and is complying with its obligations set forth in this Agreement, including those obligations set forth in Section 1 hereto, each member of the Icahn Group shall cause all shares of Common Stock owned of record and shall instruct the record owner, in case of all shares of Common Stock beneficially owned (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, as of the record date for the 2010 Annual Meeting, to be present for quorum purposes and to be voted, at the 2010 Annual Meeting or at any adjournments or postponements thereof, in favor of the directors nominated by the Board for election at the 2010 Annual Meeting which shall include the Icahn Suggested Nominees and no more than five other nominees.

4.                                       Public Announcement.

(a)           The Company and the Icahn Group shall announce this Agreement and the material terms hereof by means of a press release in the form attached hereto as Exhibit B (the “Press Release”) as soon as practicable on or after the date hereof.  Neither the Icahn Group nor any Icahn Affiliate shall make or cause to be made, directly or indirectly, any public announcement or statement regarding this Agreement or the subject matter hereof, except as required by applicable law (in which case such statements shall not be inconsistent with or contrary to the statements made in the Press Release).  Neither the Company nor any Company Affiliate shall make or cause to be made, directly or indirectly, any public announcement or statement regarding this Agreement or the subject matter hereof which is inconsistent with or contrary to the statements made in the Press Release.

(b)           From the date hereof until the adjournment of the 2010 Annual Meeting, neither the Company, on the one hand, nor the members of the Icahn Group, on the other hand, shall disparage the other party or its officers or directors; provided, however, that (i) the obligations of the Company under this Section 4(b) shall terminate in the event that any member of the Icahn Group or any Icahn Affiliate fails to comply with its obligations under this Agreement and (ii) the obligations of the members of the Icahn Group under this Section 4(b) shall terminate in the event that the Company fails to comply with its obligations under this Agreement.

5.                                       Confidentiality Agreement.  The Company hereby agrees that notwithstanding any policy of the Company, the Icahn Suggested Nominees are permitted to and may provide confidential information in accordance with the terms of the confidentiality agreement in the form attached hereto as Exhibit C (the “Confidentiality Agreement”).

6.                                       Representations and Warranties.  Each of the parties hereto represents and warrants to the other party that:

(a)           such party has all requisite company authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(b)           the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required company or other action on the part of such party and no other proceedings on the part of such party are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby;

(c)           this Agreement has been duly and validly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms; and

(d)           this Agreement will not result in a violation of any terms or provisions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

7.                                       Miscellaneous.  The parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.  Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such parties’ principal place of business or as otherwise provided by applicable law.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE THAT WOULD COMPEL THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

8.             Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

9.             Notices.  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy, when such telecopy is transmitted to the telecopy number set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:                                              Take-Two Interactive Software, Inc.

622 Broadway
New York, NY 10012
Attention: General Counsel
Facsimile: (646) 536-2926

with a copy to:                                                                 Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Adam M. Turteltaub
Facsimile: (212) 728-9129

if to the Icahn Group:                               Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, NY 10153
Attention:  Marc Weitzen
Facsimile:  (212) 688-1158

10.           Severability.  If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

11.           Counterparts.  This Agreement may be executed in two or more counterparts (including by facsimile or PDF) which together shall constitute a single agreement.

12.           Successors and Assigns.  This Agreement shall not be assignable by any of the parties to this Agreement but shall be binding on successors of the parties hereto.

13.           No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and the Icahn Suggested Nominees and is not enforceable by any other persons.

14.           Fees and Expenses.  Neither the Company, on the one hand, nor the Icahn Group, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement.

15.           Interpretation and Construction.  Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel.  Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Seth D. Krauss
Name: Seth D. Krauss
Title: Executive Vice President and General Counsel

ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II LP
ICAHN PARTNERS MASTER FUND III LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
ICAHN CAPITAL LP
IPH GP LLC
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., general partner

By:	/s/ Vincent Intrieri
Name: Vincent Intrieri
Title: Authorized Signatory

BECKTON CORP.
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp., its sole member
HOPPER INVESTMENTS LLC
By: Barberry Corp, its sole member

By:	/s/ Keith Cozza
Name: Keith Cozza
Title: Authorized Signatory

CARL C. ICAHN

/s/ Carl C. Icahn

[Signature Page to Agreement]

Schedule A

High River Limited Partnership

Hopper Investments LLC

Barberry Corp.

Icahn Partners Master Fund LP

Icahn Partners Master Fund II LP

Icahn Partners Master Fund III LP

Icahn Offshore LP

Icahn Partners LP

Ichan Onshore LP

Icahn Capital LP

IPH GP LLC

Icahn Enterprises Holdings L.P.

Icahn Enterprises G.P. Inc.

Beckton Corp.

Carl C. Icahn

Exhibit A

[Form of Irrevocable Resignation]

[Date]

Attention: Chairman of the Board of Directors

Reference is made to the Agreement, dated as of January 20, 2010 (the “Agreement”), by and among Take-Two Interactive Software, Inc. (the “Company”) and the Icahn Group (as defined therein).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

In accordance with Section 2 of the Agreement I hereby irrevocably tender my resignation (the “Resignation”) as a director of the Board effective as of the occurrence of a Resignation Event (as defined below), the acceptance, by executing below, of this resignation by the Board (excluding me and the other Icahn Suggested Nominees) and the delivery of this fully executed Resignation to the Icahn Group .  For purposes hereof, a “Resignation Event” shall occur in the event that at any time the Icahn Group, together with all Icahn Affiliates, cease to collectively beneficially own (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act), net of Short Interests, at least 4,159,359 shares of Common Stock.  I hereby acknowledge that this resignation as a director of the Board is as a result of the terms and conditions of the Agreement.  Upon the effectiveness of this resignation and the acceptance of this resignation by the Board, I will immediately cease to be a member of the Board and all committees thereof.

This resignation is irrevocable and may not be withdrawn by me at any time.

Very truly yours,

[Director]

ACCEPTED BY:

Name: [Name]
Title: Chairman of the Board

Exhibit B

[Form of Press Release]

FINAL

FOR IMMEDIATE RELEASE

CONTACT:

Meg Maise (Corporate Press/Investor Relations)

Take-Two Interactive Software, Inc.

(646) 536-2932

meg.maise@take2games.com

Brunswick Group

Steve Lipin/Christina Stenson

(212) 333-3810

taketwo@brunswickgroup.com

Take-Two Interactive Software, Inc. to Nominate Three New Directors at 2010 Annual Meeting

New York, NY — January 21, 2010 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced that the Board of Directors will nominate for election at the 2010 Annual Stockholder Meeting, three new board members to replace Ben Feder, Grover C. Brown, Esq., and John F. Levy, who will not stand for re-election. Take-Two is proposing this change in board representation at the request of certain stockholders, including Carl Icahn, holder of approximately 11.3 percent of Take-Two shares.  Ben Feder will continue to serve as Chief Executive Officer of Take-Two.

As part of an agreement reached with Mr. Icahn, Take-Two will nominate for election by stockholders Mr. Icahn’s nominees, SungHwan Cho, Brett Icahn and James L. Nelson.  Mr. Icahn has agreed that he will vote his shares at the annual meeting for Take-Two’s full slate of nominees, which will also include incumbent directors Strauss Zelnick, Michael Dornemann, Robert Bowman, J Moses and Michael Sheresky. If the nominees are elected to the Company’s Board and Mr. Icahn’s holdings in Take-Two subsequently fall below 5 percent, his nominees will resign from the Board immediately.

Strauss Zelnick, Chairman of Take-Two commented, “I want to express my gratitude to Ben, Grover and John not only for their dedicated service to Take-Two stockholders but also for their very gracious decision not to stand for re-election so that we can facilitate a change in Board composition. It’s important to note that Mr. Icahn did not request that these directors in particular step down; they were willing to continue in their role but agreed not to stand for re-election in keeping with their commitment to the Company and desire to put the best interests of stockholders first, as they have done throughout their tenure on the Board.”

The Board concluded a director selection process that included a vetting and nominating process for Mr. Icahn’s candidates and also the consideration of other independent qualified directors.

“Take-Two has industry-leading development talent and intellectual property,” said Carl Icahn.  “I’m a firm believer in the long-term potential of the Company, and from a corporate governance point of view I applaud the current board for its responsiveness.”

Mr. Zelnick continued, “Advancing our stockholders’ interests is the Board’s guiding principle, and it’s in that spirit that we’ve undertaken a change in board representation. We have much to accomplish at Take-Two in the year ahead, and we welcome the new directors who each have experience in the entertainment industry and will help us achieve our objectives.”

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About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC, PlayStation®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® video game and entertainment system from Microsoft, Wii™, Nintendo DS™, iPhone™ and iPod® touch. The Company publishes and develops products through its wholly owned labels Rockstar Games and 2K, which publishes its titles under 2K Games, 2K Sports and 2K Play. Take-Two also distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our reliance on a primary distribution service provider for a significant portion of our products, our ability to raise capital if needed, risks associated with international operations, and the matters relating to the investigation by a special committee of our board of directors of the Company’s stock option grants and the claims and proceedings relating thereto (including stockholder and derivative litigation and negative tax or other implications for the Company resulting from any accounting adjustments or other factors). Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the solicitation of proxies, Take-Two will file a definitive proxy statement and other relevant documents with the SEC concerning the proposals to be presented at the 2010 Annual Meeting of Stockholders.  THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT TAKE-TWO AND THE 2010 ANNUAL MEETING OF STOCKHOLDERS.  When filed, the definitive proxy statement will be available free of charge at the SEC’s web site at www.sec.gov or from Take-Take at www.take2games.com.  The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

Take-Two and its directors and executive officers and the director nominees may be deemed to be participants in the solicitation of proxies in connection with the 2010 Annual Meeting of Stockholders.  Information regarding Take-Two directors and executive officers and the director nominees will be included in the proxy statement.

###

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Exhibit C

[Form of Confidentiality Agreement]

TAKE-TWO INTERACTIVE SOFTWARE, INC.

622 Broadway

New York, New York 10012

To: [Insert Icahn Group member]

Ladies and Gentlemen:

This letter agreement shall become effective upon the election to the Board of Directors of the Company of the Icahn Suggested Nominees.  It results from an Agreement, dated as of January 20, 2010 (the “Agreement”), by and among Take-Two Interactive Software, Inc. (the “Company”) and the Icahn Group (as defined therein).  Capitalized terms used in this letter agreement not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Among other things, pursuant to the terms of the Agreement, the Icahn Suggested Nominees will be included on the Company’s slate of nominees for election as directors of the Company at the Company’s 2010 annual meeting of stockholders.  The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, each Icahn Suggested Nominee may, if and to the extent he desires to do so, disclose information he obtains while serving as a member of the Board to you and your Representatives (as hereinafter defined) and may discuss such information with such persons, subject to the terms and conditions of this letter agreement.  As a result, you may receive certain non-public information regarding the Company.  You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company.  In consideration for, and as a condition of, non-public information being furnished to you (and, subject to the restrictions in paragraph 2 below, your agents, representatives, attorneys, advisors, directors, officers, members, partners and employees, collectively, “Representatives”), you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including without limitation in written or electronic format or orally, gathered by visual inspection or otherwise) by any Icahn Suggested Nominee, or by or on behalf of the Company, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents or records containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Confidential Information”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.

1.     The term “Confidential Information” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or by any Icahn Suggested Nominee in violation of any contractual, legal or fiduciary obligation to or of the Company, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to any Icahn Suggested Nominee by or on behalf of the Company or its Representative or to you by any Icahn Suggested Nominee, or by or on behalf of the Company or its Representatives or (iii) is received from a source other than any Icahn Suggested Nominee, the Company or any of its Representatives; provided, that in the case of each of (ii) and (iii) above, the source of such information was not known to you to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any of its subsidiaries with respect to such information at the time the same was disclosed.

2.     You hereby agree that you and your Representatives will (a) keep the Confidential Information strictly confidential and (b) not disclose any of the Confidential Information in any manner whatsoever without the prior written consent of the Company; provided, however, that you may disclose any of such information to your Representatives (i) who need to know such information for the sole purpose of advising you on your investment in the Company and (ii) who are informed by you in advance of the confidential nature of such information and who agree to comply with the use and confidentiality obligations contained in this letter agreement as if they are a party hereto; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties hereto.  It is understood and agreed that the Icahn Suggested Nominees shall not take any action or fail to take any action with the purpose or effect of waiving attorney client privilege, disclose to you any Legal Advice (as defined below) that may be included in the Confidential Information with respect to which such disclosure would constitute waiver of the Company’s attorney client privilege or attorney work-product; provided, however, that the Icahn Suggested Nominees may provide such disclosure if any such Icahn Suggested Nominee has not taken any action or failed to take any action that has the purpose or effect of waiving attorney client privilege with respect to any portion of such Legal Advice and if reputable outside legal counsel experienced in the area and reasonably acceptable to the Company provides the Company with a written opinion that such disclosure will not waive the Company’s attorney client privilege with respect to such Legal Advice.  “Legal Advice” as used herein shall be solely and exclusively limited to the legal advice provided by internal or outside legal counsel and shall not include factual information or the formulation or analysis of business strategy.

3.     In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Confidential Information, you will promptly notify (except where such notice would be legally prohibited) the Company in writing and provide reasonable cooperation, at the Company’s expense, so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Confidentiality Agreement.  If, in the absence of a protective order or other remedy or the receipt of a waiver from the Company, you or any of your Representatives are nonetheless, in the opinion of your counsel, legally compelled to disclose Confidential Information, you may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which such counsel advises you is legally required to be disclosed, provided that you notify the recipient of the existence of this Confidentiality Agreement and your obligations hereunder to maintain the confidentiality of the Confidential Information.  In no event will you oppose any action by the Company to obtain a protective order, motion to quash or other relief to prevent the disclosure of the Confidential Information or to obtain reliable assurance that confidential treatment will be afforded the Confidential Information.  It is understood that there shall be no “legal requirement” requiring you to disclose any Confidential Information solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other transactions with respect to, the Common Stock of the Company (including, for the avoidance of doubt, any agreement or understanding with respect to the voting or the granting or withholding of consent with respect to the Common Stock of the Company or otherwise proposing or making an offer to do any of the foregoing).

4.     You acknowledge that (a) none of the Company or any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Confidential Information, and (b) none of the Company or any of its Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom.  You and your Representatives shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Executive Chairman, Chief Executive Officer or General Counsel of the Company concerning Confidential Information, or to seek any information in connection therewith from any such person other than the Executive Chairman, Chief Executive Officer or General Counsel of the Company without the prior written consent of the Company.

5.     All Confidential Information shall remain the property of the Company.  Neither you nor any of your Representatives shall by virtue of any disclosure of and/or your use of any Confidential Information acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company.  At any time upon the request of the Company for any reason, you will promptly return to the Company, or destroy, all hard copies of the Confidential Information and permanently erase or delete all electronic copies of the Confidential Information in your or any of your Representative’s possession or control (and, upon the request of the Company, shall certify to the Company that such Confidential Information has been erased or deleted, as the case may be; provided that nothing herein shall require you to return or destroy automatically created electronic copies stored on system back-up tapes or disks.  Notwithstanding the return, destruction or erasure or deletion of Confidential Information, you will continue to be bound by the obligations contained herein.

6.     You acknowledge, and will advise your Representatives, that the Confidential Information may constitute material non-public information under applicable federal and state securities laws.

7.     You hereby represent and warrant to the Company that this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms.

8.     It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

9.     You acknowledge that the value of the Confidential Information to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms.  In the event of an actual or threatened violation of this letter agreement, in addition to any and all other remedies which may be available to the Company, you expressly consent to the Company’s obtaining the enforcement of this letter agreement by injunctive relief or specific performance, without proof of actual damages or posting of a bond.

10.       You hereby agree to indemnify and hold harmless the Company and its Affiliates and their respective officers, directors, employees, Affiliates, advisors, agents and controlling persons, from and against any and all out-of-pocket reasonable expenses, joint and several, incurred by the Company in defending any inquiry or investigation, whether made, instituted or conducted by any Governmental or Regulatory Authority (as defined below), related to or based upon any acquisitions or dispositions of any Common Stock or other securities of the Company by you or any of your Affiliates, Associates or representatives, or any alleged “tippee” thereof, which inquiry or investigation has resulted in a final non-appealable determination that you or your Affiliates have violated any applicable law related to trading on the Confidential Information covered by this Agreement.  “Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange and quotation service.

11.           Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury and (d) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such parties’ principal place of business or as otherwise provided by applicable law.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE THAT WOULD COMPEL THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

12.       This letter agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and may be amended only by an agreement in writing executed by the parties hereto.

13.       All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy, when such telecopy is transmitted to the telecopy number set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:                                              Take-Two Interactive Software, Inc.

622 Broadway
New York, NY 10012
Attention: General Counsel
Facsimile: (646) 536-2926

with a copy to:                                                                 Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Adam M. Turteltaub
Facsimile: (212) 728-9129

if to the [Icahn Group member]:

Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, NY 10153
Attention:  Marc Weitzen
Facsimile:  (212) 688-1158

14.       If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

15.       This letter agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.

16.       This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company.

17.       This Confidentiality Agreement shall expire two years from the date on which each Icahn Suggested Nominee ceases to be a director of the Company.

18.       No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreements.

19.       Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this agreement, and that it has executed the same with the advice of said counsel.  Each party and its counsel cooperated and participated in the drafting and preparation of this agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this agreement shall be decided without regards to events of drafting or preparation.  The section headings contained in this agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.

[Signature Page Follows]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:
Name:
Title:

Accepted and agreed as of the date first written above:

By:
Name:
Title: